Exhibit 10.1

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale and Assignment and Assumption Agreement (this “Agreement”) is entered into on August 23, 2018, by and between Southeastern Holdings, Inc., a Delaware corporation (the “Buyer”), and Blockchain Holdings, LLC, a California limited liability company (the “Seller”), which is owned by Omnivance Advisors, Inc. (“OAI”), Wannemacher, Inc. (“WI”) and Wingspan Ventures, Inc. (“WV” and together with OAI and WI, the “Seller Parties”).

The Seller owns and operates a business for the sourcing of blockchain mining equipment from various suppliers for their customers and also provide management of the equipment hosted, mining pools and tech work on such equipment known as “BLOCKCHAIN HOLDINGS, LLC” with an address at 6540 Lusk Blvd Suite C239, San Diego CA 92121(the “Business”).

The Seller has agreed to sell and the Buyer has agreed to purchase the Purchased Assets (as defined below).

The Seller Parties own 100% of the issued and outstanding equity of the Seller and have agreed to join in this Agreement for the purpose of making certain representations and agreements.

Therefore, the parties agree as follows:

1.  Sale of the Purchased Assets; Assumption of the Assumed Contracts. Subject to the provisions set forth in this Agreement, as of midnight at the beginning of the date of this Agreement (the “Effective Time”), the Seller hereby sells, conveys, assigns, and transfers to the Buyer the assets set forth on Schedule 1 (the “Purchased Assets”) free and clear of any and all liens and encumbrances, and the Buyer hereby accepts the sale, conveyance, assignment, and transfer of the Purchased Assets and assumes the Buyer’s obligations under the contracts listed on Schedule 1 (the “Assumed Contracts”).

2.  No Other Assumption of Liabilities. Except for the Assumed Contracts, the Buyer does not assume any obligation or liability of the Seller or the Seller Parties, and the Seller or the Seller Parties or both, as applicable, will continue to be liable for any and all liabilities of the Seller or the Seller Parties or both. The Buyer does not assume any liability under the Assumed Contracts arising before the Effective Time. The Seller will not be responsible for any liability that arises from the Buyer’s operation of the Business after the Effective Time.

3.  Purchase Price. The purchase price is $300,000 (the “Purchase Price”) to be delivered to the Seller Parties by Buyer and to be allocated among the Seller Parties based on each of their respective percentage membership interest in the Seller. The parties to this Agreement agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax purposes) as mutually agreed by the parties to this Agreement. The Buyer shall pay the Purchase Price as follows:

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(a)	Three Hundred Million (300,000,000) shares of Southeastern Holdings, Inc., common stock par value $0.0001 per share valued for purposes of this Agreement at $0.001 per share.

Buyer shall instruct the transfer agent to issue, within 72 hours, or as soon as possible, from the closing of the transaction contemplated by this Agreement. The Buyer acknowledges and agrees that the Seller Parties shall be reflected as owners of record of the common stock of Buyer described in Section 3(a) above from the Effective Time.

The Seller Parties may sell the shares under Section 3(a) above, subject to an exemption from registration or after registration of the offering of such securities of Southeastern Holdings, Inc., under the Securities Act, provided that a Seller Party does not sell more than 10% of the average daily volume of the common stock in any given trading day, as reported by applicable stock market.

4.	Representations and Warranties.

a.                   The Seller and each of the Seller Parties, jointly and severally, represent and warrant, as applicable, to the Buyer that all of the representations and warranties set forth on Schedule 4A are true and correct in all respects as of the date of this Agreement.

b.                   The Buyer represents and warrants to the Seller and each of the Seller Parties that all of the representations and warranties set forth on Schedule 4B are true and correct in all respects as of the date of this Agreement.

5.  Proration of Expenses. Any costs associated with operating the Business in the ordinary course, including, but not limited to, payroll expenses and utility or similar charges, payable with respect to the period in which the Effective Time falls will be prorated based on the actual number of days applicable to the pre-Effective Time and post-Effective Time occupancy and use. The Seller will be liable for the prorated amount of all such expenses during the period through the Effective Time, and the Buyer will be liable for the prorated amount of all such expenses during the period after the Effective Time.

6.  Survival. Except as otherwise provided in this Agreement, the representations and promises of the parties contained in this Agreement will survive (and not be affected in any respect by) the Effective Time for the applicable statute of limitations as well as any investigation conducted by any party and any information which any party may receive.

7.  Further Actions. At any time and from time to time after the date of this Agreement: (i) the Seller shall execute and deliver or cause to be executed and delivered to the Buyer such other instruments and take such other action, all as the Buyer may reasonably request, in order to carry out the intent and purpose of this Agreement; and (ii) the Buyer shall execute and deliver or cause to be executed and delivered to the Seller such other instruments and take such other action, all as the Seller may reasonably request, in order to carry out the intent and purpose of this Agreement.

8.  Governing Law; Venue. This Agreement and the transactions contemplated hereby will be construed in accordance with and governed by the internal laws (without reference to

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choice or conflict of laws principles) of the State of New York. Any suit, action, or other proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or the transactions contemplated hereby must be brought either in the courts sitting in New York, NY, or in the United States District Court for the Southern District of New York and by its execution and delivery of this Agreement, each party accepts the jurisdiction of such courts and waives any objections based on personal jurisdiction or venue.

9.  Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party, except that the Buyer may assign any or all of its rights under this Agreement, in whole or in part, without obtaining the consent or approval of any other party, (1) to any current or future affiliate of the Buyer, (2) to any entity into which the Buyer may be merged or consolidated, (3) in connection with any acquisition, restructuring, merger, conversion, or consolidation to which the Buyer may be a party, or (4) to a lender to the Buyer or its affiliates as collateral security for current or future obligations owed by the Buyer or its affiliates to the lender.

10.  Notices. All notices and other communications under this agreement must be in writing and given by first class mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, or personal delivery against receipt to the party to whom it is given, in each case, at the party’s address set forth in this section 10 or such other address as the party may hereafter specify by notice to the other parties given in accordance with this section. Any such notice or other communication will be deemed to have been given as of the date the applicable delivery receipt for such communication is executed as received or in the case of mail, three days after it is mailed.

If to the Seller:	6540 Lusk Blvd Suite C239 San Diego CA, 92121

With a copy to:	Carrasquillo Law Group PSC 1177 Avenue of the Americas 5th Floor New York, NY 10036 Attn: Rogelio J. Carrasquillo. Esq. Fax No.: (844) 452-6958 Email: Roy@CarrasquilloLaw.com

If to the Seller Parties:	6540 Lusk Blvd Suite C239 San Diego CA, 92121 Attention: Daniel Wong

With a copy to:	Carrasquillo Law Group PSC 1177 Avenue of the Americas 5th Floor New York, NY 10036 Attn: Rogelio J. Carrasquillo. Esq. Fax No.: (844) 452-6958 Email: Roy@CarrasquilloLaw.com

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If to the Buyer:	4880 Havana Street, Suite 201 South Denver, Colorado 80239 Attention: Paul Dickman

11.  Miscellaneous. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings, and understandings relating to the subject matter of this Agreement are merged in and are superseded and canceled by, this Agreement. This Agreement may not be modified or amended except by a writing signed by the parties. This Agreement is not intended to confer upon any person or entity not a party (or their successors and permitted assigns) any rights or remedies hereunder. This Agreement may be signed in any number of counterparts, each of which will be an original with the same effect as if the signatures were upon the same instrument, and it may be signed electronically. The captions in this Agreement are included for convenience of reference only and will be ignored in the construction or interpretation hereof. If any date provided for in this Agreement falls on a day which is not a business day, the date provided for will be deemed to refer to the next business day. Any provision in this Agreement that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction will be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent. The Exhibits and Schedules to this Agreement are a material part of this Agreement and are incorporated by reference herein.

[Signature page follows.]

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Each of the undersigned has caused this Bill of Sale and Assignment and Assumption Agreement to be duly executed and delivered as of the date first written above.

Seller

Blockchain Holdings, LLC

By:	/s/ Daniel Wong
Name: Daniel Wong Title: Authorized Signatory

Buyer

Southeastern Holdings, Inc.

By:	/s/ Paul Dickman
Name: Paul Dickman Title: CEO

Seller Parties

Omnivance Advisors, Inc.

By:	/s/ Daniel Wong
Name: Daniel Wong Title: CEO

Wannemacher, Inc.

By:	/s/ Delray Wannemacher
Name: Delray Wannemacher Title: President

Wingspan Ventures, Inc.

By:	/s/ Leonard J. Castaneda
Name: Leonard J. Castaneda Title: CFO & Treasurer

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Schedule 1

Purchased Assets

“Purchased Assets” means all of the assets of the Seller used or useful in the operation of the Business, including the following assets, but specifically excluding the Excluded Assets:

a)    all books, records, mailing lists, customer lists, advertising and promotional materials, equipment maintenance records, and all other documents used by the Seller in the Business (whether in hard copy or electronic form);

b)	all websites and bank account transferred to buyer

c)    the trade name “Blockchain Holdings, LLC” and associated goodwill and all copyrights, patents, trademarks, trade secrets, and other intellectual property and associated goodwill;

d)   the internet domain name www.blockchainholdings.us and all variants owned by the Seller and/or used in the Business;

e)	all social media accounts, including, without limitation Facebook, Google Plus,

LinkedIn, Twitter and YouTube accounts, used in the Business; and

f)   the “Inventory,” as set forth on Exhibit A to this Schedule 1, all of which will be acquired at no cost to the buyer.

“Excluded Assets” means the following:

a) all accounts receivable or sales in progress of the Seller that closes within 30 days.

Exhibit A to Schedule 1

Inventory

[See attached.]

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Schedule 4A

Representations and Warranties

1.  Capitalization. The only equity owners of the Seller are the Seller Parties and no person has any existing right to purchase any equity of the Seller.

2.  Consents. The Seller is not required to obtain the consent of any party to a contract or any governmental entity in connection with the execution, delivery, or performance by it of this Agreement or the consummation of the transactions contemplated in this Agreement.

3.  Compliance with Laws. With respect to the operation of the Business by the Seller before the Effective Time, the Seller and its employees and officers are and at all times have been in compliance in all material respects with each law applicable to the Seller or to the operation of the Business.

4.  Taxes. The Seller has, in respect of the Business, filed all tax returns that are required to be filed and has paid all taxes that have become due under the tax returns or under any assessment that has become payable or for which the Buyer may otherwise have any transferee liability. All monies required to be withheld by the Seller from employees for income taxes and social security and other payroll taxes have been collected or withheld and either paid to the respective governmental bodies or set aside in accounts for such purpose.

5.  Litigation.There are no claims or suits pending or, to the Seller’s knowledge, threatened by or against the Seller (1) relating to or affecting the Business or Purchased Assets or

(2) by or against any employee of the Seller relating to or affecting the Business or Purchased Assets. There are no judgments, decrees, orders, writs, injunctions, rulings, decisions, or awards of any court or governmental body to which the Seller is a party or is subject with respect to any of the Purchased Assets is subject.

6.  Financial Information; Ordinary Course. To the knowledge of the Seller, the financial information the Seller provided to the Buyer is accurate, correct, and complete in all material respect, is in accordance with the books and records of the Seller, and presents fairly the results of operation and financial condition of the Seller’s Business. The Seller has operated the Business in the ordinary course before the Effective Time according to commercial reasonable standards0.

7.  Title; Condition of Purchased Assets. The Seller has good and marketable title to all of the Purchased Assets free and clear of all liens and encumbrances. Pursuant to this Agreement, the Seller conveys to the Buyer good and marketable title to all of the Purchased Assets, free and clear of all liens and encumbrances. The Inventory is salable in the ordinary course of business and consists of items that are current, standard, and first-quality. All equipment and signs are in working order and the premises will pass all inspections necessary to conduct the Business.

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8.  Product Warranties. The Seller provides no express or implied warranty, indemnification, or guarantee to any of its customers at any time in excess of the warranty provided by the applicable product manufacturer.Each product sold or service rendered by the Seller is and has been sold or rendered, as applicable, in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller does not have any liability (and there is no basis for any present or future proceeding) for replacement or repair thereof or other damages, liabilities, or obligations in connection therewith.

9.  Status. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of California. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Seller.

10.  Power and Authority. Seller (i) has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby, and (ii) has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

11.  Enforceability. This Agreement has been duly executed and delivered by Seller and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

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Schedule 4B

Representations and Warranties

1.  Consents. The Buyer is not required to obtain the consent of any party to a contract or any governmental entity in connection with the execution, delivery, or performance by it of this Agreement or the consummation of the transactions contemplated in this Agreement.

2.  Compliance with Laws. The Buyer and its employees and officers are and at all times have been in compliance in all material respects with each law applicable to the Buyer or to the operation of the business of the Buyer.

3.  Litigation. There are no claims or suits pending or, to the Buyer’s knowledge, threatened by or against the Buyer relating to or affecting the transactions contemplated by this Agreement or (2) by or against any employee of the Buyer relating to or affecting the transactions contemplated by this Agreement. There are no judgments, decrees, orders, writs, injunctions, rulings, decisions, or awards of any court or governmental body to which the Buyer is a party or is subject.

4.  Financial Information; Ordinary Course. The financial information the Buyer provided to the Seller is accurate, correct, and complete, is in accordance with the books and records of the Seller, and presents fairly the results of operation and financial condition of the Buyer.

5.Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Buyer.

6.Power and Authority. Buyer (i) has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby, and (ii) has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

7.Enforceability. This Agreement has been duly executed and delivered by Buyer and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

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